Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 07:05 PM 05/02/2013 FILED 06:56 PM 05/02/2013 SRV 130520595 – 4677488 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

1.)	The jurisdiction where the Limited Liability Company first formed is

Delaware	.

2.)	The jurisdiction immediately prior to filing this Certificate is	Delaware	.

3.)	The date the Limited Liability Company first formed is	April 16, 2009	.

4.)	The name of the Limited Liability Company immediately prior to filing this Certificate is

Saturn Acquisition Holdings, LLC	.

5.)	The name of the Corporation as set forth in the Certificate of Incorporation is

Stock Building Supply Holdings, Inc.	.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 2ND day of MAY, A.D. 2013        .

By:	/s/ Bryan J. Yeazel

Name:	BRYAN J. YEAZEL
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Title:	EXECUTIVE VICE PRESIDENT
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